EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

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         EKS RN CON Inc., a  corporation  organized  and  existing  under and by virtue of the  General  Corporation  Law of the State of  Delaware,  DOES HEREBY
CERTIFY:

         FIRST: That at a meeting of the Board of Directors of EKS RN CON Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "one" so that, as amended said Article shall be and read as follows:

         "The name of this corporation shall be EKS RadTech, Inc."

         SECOND: That thereafter, pursuant to resolution of the Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment [w]as duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said EKS RN CON Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by John T. Hoback its President and John E. Rooks its Secretary this 27th day of February, 1987.

/s/ John E. Rooks                             /s/ John T. Hoback
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    Secretary                                     President

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